               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 30, 2003 related to the financial statements of Space Telecom, Inc.
and to the reference of our firm under the caption "experts" in the Prospectus.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
December 19, 2003